ARC Group, Inc.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CUSIP NO.

PAR VALUE $0.01
COMMON STOCK

THIS CERTIFIES THAT SPECIMEN

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.01 EACH OF

ARC GROUP, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

15500 Roosevelt BLVD, Suite 301, Clearwater Fl 33760
727.289.0010

Richard W. Akam
CEO

Daniel Slone
CFO

ARC Group, Inc
Corporate Seal
FLORIDA